SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): January 6, 2005

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

950 East Paces Ferry Road Suite 1575 Atlanta, GA 30326
(Address of principal executive offices and zip code)

 Registrant’s telephone number, including area code: (404) 949-2100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

        Effective January 3, 2005, Industrial Distribution Group, Inc. (the “Company”) hired and appointed Michael Brice as Senior Vice President and Chief Information Officer. A copy of the Company’s January 6 press release announcing the appointment of Mr. Brice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Exhibits

                        (c) Exhibits

                               99.1 Press Release dated January 6, 2005, issued by Industrial Distribution Group, Inc.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

Jack P. Healey Senior Vice President and Chief Financial Officer